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                                                                    EXHIBIT 23


CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-12945 and 333-47353) of ROCKSHOX, INC. of our report dated April 24, 1998 on our audits of the consolidated financial statements and the financial statement schedule of ROCKSHOX, Inc. as of March 31, 1997 and 1998 and for the three years in the period ended March 31, 1998, which report is included in this Annual Report on Form 10-K.


                                             COOPERS & LYBRAND L.L.P.

San Jose, California
June 24, 1998